Exhibit 10.1

EXECUTION VERSION

Second AMENDMENT TO

ABL CREDIT AGREEMENT

THIS SECOND AMENDMENT TO ABL CREDIT AGREEMENT (this “Amendment”), dated as of August 17, 2020, is by and among U.S. WELL SERVICES, LLC, a Delaware limited liability company (the “Borrower”), each Guarantor (as defined in the below referenced Credit Agreement) party hereto, U.S. WELL SERVICES, INC., a Delaware corporation (“Parent”), each Lender (as defined in the below referenced Credit Agreement) party hereto, and BANK OF AMERICA, N.A., as agent for the Lenders (“Administrative Agent”), a Swing Line Lender and an L/C Issuer.

W I T N E S S E T H

WHEREAS, Borrower is a party to that certain ABL Credit Agreement, dated as May 7, 2019 (as amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”), among Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders;

WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement, subject to the terms and conditions contained herein; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings specified in the Credit Agreement.

1.2New Definitions.  The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Second Amendment Date” shall mean August 17, 2020.

1.3Amendment to Certain Definitions.  The below definitions of set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments were $75,000,000. As of

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the First Amendment Date, the Aggregate Commitments are $60,000,000.  As of the Second Amendment Date, the Aggregate Commitments are $50,000,000.

“Cash Dominion Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of (x) 12.5% of the Borrowing Base or (y) $7,500,000, and (b) continuing until, during each of the preceding 30 consecutive days, no Default or Event of Default has existed and Availability has at all times exceeded the greater of (i) 12.5% of the Borrowing Base and (ii) $7,500,000.

“Financial Covenant Trigger Period” means the period (a) commencing on the day that Availability is less than the greater of (i) 10.0% of the Borrowing Base or (ii) $6,000,000, and (b) continuing until, during each of the preceding 30 consecutive days, (i) Availability has at all times exceeded the greater of (x) 10.0% of the Borrowing Base and (y) $6,000,000.

1.4Amendment to Definition of “Eligible Account”.  Clause (c) of the definition of “Eligible Account” as set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) when aggregated with other Accounts owing by the same Account Debtor or affiliated Account Debtors, it exceeds (i) solely if the Account Debtor is (x) listed on Schedule 1.01(c) attached hereto (or otherwise approved by Administrative Agent in writing) or (y) is an Account Debtor whose corporate credit rating or senior debt rating, is BBB- or higher by S&P’s or Baa3 or higher by Moody’s 35% of the aggregate Eligible Accounts and (ii) otherwise, 20% of the aggregate Eligible Accounts (or such higher percentage as the Administrative Agent may establish for such Account Debtor from time to time) to the extent the obligations owing by such Account Debtor are in excess of such percentage;

1.5 Amendment to Section 2.14.  Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.14Reserved.

1.6Amendment to Section 6.10(b).  Section 6.10(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)Subject to the reimbursement limitations contained in the next sentence, at any time upon the Administrative Agent’s reasonable request, the Loan Parties will allow the Administrative Agent (or its designee) to conduct field examinations to ensure the adequacy of Collateral included in any Borrowing Base and related reporting and control systems, and prepared on a basis reasonably satisfactory to the Administrative Agent,

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such field examinations to include, without limitation, information required by applicable Law.  The Borrower shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket charges, costs and expenses (including a reasonable per diem field examination charge) related thereto with respect to no more than one such field examination during each calendar year; provided that if Availability is at any time less than the greater of (i) 20.0% of the Borrowing Base and (ii) $10,000,000, the Borrower shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket charges, costs and expenses (including a reasonable per diem field examination charge) incurred in connection with a second such field examination during such calendar year (without any obligation on the part of the Administrative Agent to conduct such examination); and provided, further, that when an Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of field examinations that shall be at the sole expense of the Borrower. For the purposes of clarity, any field examination commenced when an Event of Default has occurred and is continuing may be completed at the Borrower’s sole expense notwithstanding the cessation of such Event of Default.  The Secured Parties shall have no duty to any Loan Party to make any inspection, nor to share any results of any inspection, appraisal or report with any Loan Party.  The Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and/or the Lenders are for their purposes, and the Borrower shall not be entitled to rely upon them.

1.7Replacement of Schedule 1.01(a).  Schedule 1.01(a) to the Credit Agreement is hereby deleted and replaced with the Schedule 1.01(a) attached hereto.

1.8Replacement of Schedule 1.01(c).  Schedule 1.01(c) to the Credit Agreement is hereby deleted and replaced with the Schedule 1.01(c) attached hereto.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1Closing Conditions.  This Amendment shall become effective as of the Second Amendment Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b)Default.  After giving effect to this Amendment, no Default or Event of Default shall exist.

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(c)Fees and Expenses.

(i)The Administrative Agent shall have received from the Borrower an amendment fee in the amount provided in the Fee Letter, dated as of the date hereof (the “Second Amendment Fee Letter”), by and among the Loan Parties and the Administrative Agent.

(ii)The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby.

(d)Secretary’s Certificate.  The Administrative Agent shall have received a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Second Amendment Date and certifying that (i) no changes have been made to the by-laws, limited partnership agreement, limited liability company agreement or other equivalent governing document of each Loan Party since the Closing Date, (ii) each Loan Party is authorized to execute, deliver and perform under the Loan Documents as amended by this Amendment, and (iii) no changes have been made to the articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent governing document of each Loan Party since the Closing Date.

(e)Officer’s Certificate.  The Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer attesting that as of the Second Amendment Date the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects (after giving effect to such qualification)) as of such date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, Material Adverse Effect or similar language shall be true and correct in all respects (after giving effect to such qualification)) as of such earlier date).

ARTICLE III

MISCELLANEOUS

3.1Amended Terms.  On and after the Second Amendment Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

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3.2Representations and Warranties of Loan Parties.  Each of the Loan Parties represents and warrants as follows:

(a)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b)No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by such Person of this Amendment, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) recordation of any Mortgages (or amendments thereto), (d) such as have been made or obtained and are in full force and effect and (e) such actions, consents, approvals, registrations or filings the failure to obtain or make which would not reasonably be expected to have a Material Adverse Effect.

(c)Immediately after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

3.3Reaffirmation of Obligations.  Each Loan Party hereby ratifies the Credit Agreement and other Loan Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations (to the extent specified in the Credit Agreement and the other Loan Documents).

3.4Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel, in each case in accordance with Section 10.04 of the Credit Agreement.

3.6Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment, in each case to the extent required by Section 6.15 of the Credit Agreement.

3.7Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

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3.8Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9No Actions, Claims, Etc.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.11Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12General Release.  In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, Swing Line Lender, the Lenders and the Administrative Agent’s, the Swing Line Lender’s and each Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby; provided that the foregoing general release shall not be a release of any claim against any member of the Bank Group which arises from the gross negligence of willful misconduct of such member of the Bank Group.

3.13Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	U.S. WELL SERVICES, LLC

	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

PARENT:	U.S. WELL SERVICES, INC.

	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

GUARANTORS:	USWS FLEET 10, LLC

	By:	/s/ Kyle O’Neill
	Name:	Kyle O’Neill
	Title:	Chief Financial Officer

USWS FLEET 11, LLC

By:	/s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

USWS HOLDINGS LLC

By:	/s/ Kyle O’Neill
Name:	Kyle O’Neill
Title:	Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent, a Lender, an L/C Issuer and a Swing Line Lender

By:	/s/ Tanner Pump
Name:	Tanner Pump
Title:	Senior Vice President